Exhibit 4.1

THE CATO CORPORATION
2004 INCENTIVE COMPENSATION PLAN

April 8, 2004

ARTICLE 1. PURPOSE AND EFFECTIVE DATE

     1.1 PURPOSES OF THE PLAN. The Cato Corporation (“Cato”) has established The Cato Corporation 2004 Incentive Compensation Plan (the “Plan”) to promote the interests of Cato and its stockholders. The purposes of the Plan are to provide key employees of Cato and its Subsidiaries (collectively, the “Company”) with incentives to contribute to the Company’s performance and growth, to offer such persons stock ownership in Cato or other compensation that aligns their interests with those of Cato’s stockholders and to enhance the Company’s ability to attract, reward and retain such persons upon whose efforts the Company’s success and future growth depends.

     1.2 EFFECTIVE DATE. The Plan was adopted by the Board of Directors on April 8, 2004 and shall be effective as of such date, subject to the requisite approval of Cato’s stockholders at the 2004 Annual Meeting of Stockholders. Awards may be granted prior to stockholder approval of the Plan, provided that all such Awards must be subject to stockholder approval of the Plan. This means that no Option or SAR may be exercised prior to such approval, and all Awards must be subject to forfeiture if such approval is not obtained.

ARTICLE 2. DEFINITIONS

     2.1 DEFINITIONS. The following terms, when capitalized in this Plan, shall have the meanings set forth below:

          (a) “Award” means, individually or collectively, an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Award, or Incentive Bonus Award granted under this Plan.

          (b) “Award Agreement” means an agreement entered into by a Participant and Cato, setting forth the terms and conditions applicable to an Award granted to the Participant under this Plan.

          (c) “Board” or “Board of Directors” means the Board of Directors of Cato.

          (d) “Cause” means (i) the commission by the Participant of a crime or other act or practice that involves dishonesty or moral turpitude and either has an adverse effect on Cato and/or one or more Subsidiaries or the reputation thereof or is intended to result in the personal enrichment of the Participant at the expense of Cato or a Subsidiary (whether or not resulting in criminal prosecution or conviction); (ii) the Participant’s gross negligence or willful misconduct in respect of the Participant’s service with the Company; (iii) the Participant’s material violation of Company policies, including but not limited to policies regarding substance abuse, sexual harassment, and the disclosure of confidential information; or (iv) the continuous and willful failure by the Participant to follow the reasonable directives of the Participant’s superiors or the Board of Directors. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of the Participant’s Termination of Employment and includes a definition of “Cause,” then the definition of “Cause” in such agreement shall supplement the foregoing definition of “Cause” and shall also apply to the Participant. Following a Participant’s Termination of Employment, if it is determined that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause. In any event, the existence of “Cause” shall be determined by the Committee in its discretion.

          (e) “Change in Control” means any of the following events:

               (i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power of Cato’s then outstanding securities; provided, however, that the following transactions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (3) any acquisition that constitutes a Corporate Transaction (as defined in subparagraph (ii) below) which would not constitute a Change in Control under subparagraph (ii) below; or

               (ii) a merger, reorganization or consolidation or a sale or other disposition of all or substantially all of the stock or assets of Cato (each, a “Corporate Transaction”) other than a Corporate Transaction in which the shareholders of Cato, as a group, will beneficially own, directly or indirectly, shares of stock with 50% or more of the combined voting power of the entity resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Cato or all or substantially all of Cato’s assets either directly or through one or more subsidiaries);

               (iii) the complete liquidation or dissolution of Cato;

               (iv) a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for this purpose, any individual who becomes a member of the Board subsequent to the beginning of the two-year period whose election, or nomination for election by Cato’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but provided further, that any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

               Notwithstanding the foregoing, a transaction in which a Participant is materially affiliated with the acquiring Person or entity effecting a transaction that otherwise constitutes a Change in Control shall not constitute a Change in Control with respect to such Participant.

          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor act thereto.

          (g) “Committee” means (i) the committee appointed by the Board to administer the Plan or (ii) in the absence of such appointment, the Board itself. Notwithstanding the foregoing, to the extent required for Awards to be exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3, the Committee shall consist of two or more Directors who are “non-employee directors” within the meaning of such Rule 16b-3, and to the extent required for Awards to satisfy the requirements for “performance-

based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder, the Committee shall consist of two or more Directors who are “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.

          (h) “Common Stock” means the Class A common stock of Cato, par value $0.03⅓ per share.

          (i) “Company” means The Cato Corporation, a Delaware corporation, or any successor thereto.

          (j) “Covered Employee” means a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code or who is anticipated to be such a “covered employee” at the time Performance Compensation becomes payable.

          (k) “Director” means any individual who is a member of the Board of Directors of Cato.

          (l) “Disability” means a permanent and total disability as described in Section 22(e)(3) of the Code and determined by the Committee.

          (m) “Employee” means an employee of the Company.

          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          (o) “Fair Market Value” means, as of a particular date, with respect to the Common Stock:

               (i) the average of the high and low sale prices of the Common Stock, as reported on the New York Stock Exchange (or, if applicable, on such other principal securities exchange or on the Nasdaq National Market System (“Nasdaq”) on which the Common Stock is then traded) or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported;

               (ii) if the Common Stock is not listed on any securities exchange or traded on Nasdaq, but nevertheless is publicly traded and reported on Nasdaq without closing sale prices for the Common Stock being customarily quoted, Fair Market Value shall be determined on the basis of the average of the closing high bid and low asked quotations in such other over-the-counter market as reported by Nasdaq; but, if there are no bid and asked quotations in the over-the-counter market as reported by Nasdaq on that date, then the average of the closing bid and asked quotations in the over-the-counter market as reported by Nasdaq on the immediately preceding day such bid and asked prices were quoted; or

               (iii) if the Common Stock is not listed on any securities exchange or traded on Nasdaq, Fair Market Value shall be determined by the Committee in good faith.

          (p) “Family Members” means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee).

          (q) “Incentive Bonus” means the amount payable under an Incentive Bonus Award.

          (r) “Incentive Bonus Award” means a bonus opportunity awarded under Section 10 hereof.

          (s) “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock granted under Article 6 which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (t) “Nonqualified Stock Option” or “NSO” means an option to purchase shares of Common Stock granted under Article 6, and which is not intended or otherwise fails to meet the requirements of Section 422 of the Code.

          (u) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

          (v) “Option Price” means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee in accordance with Article 6.

          (w) “Participant” means an Employee who has been granted an Award under the Plan which is outstanding.

          (x) “Performance Compensation” means an Incentive Bonus, Restricted Stock, Restricted Stock Units or a Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

          (y) “Performance Goals” means the criteria and objectives designated by the Committee that must be met during the Performance Period as a condition of the Participant’s receipt of Performance Compensation, as described in Section 11.2 hereof.

          (z) “Performance Period” means the period designated by the Committee during which Performance Goals will be measured.

          (aa) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

          (bb) “Plan” means The Cato Corporation 2004 Incentive Compensation Plan, as amended from time to time.

          (cc) “Restricted Period” means the period beginning on the grant date of an Award of Restricted Stock or Restricted Stock Units and ending on the date the shares of Common Stock subject to such Award are no longer restricted and subject to forfeiture.

          (dd) “Restricted Stock” means a share of Common Stock granted in accordance with the terms of Article 8, which Common Stock is subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (ee) “Restricted Stock Unit” means the right to receive a share of Common Stock (or the value of a share of Common Stock) in the future granted in accordance with the terms of Article 8,

which right is subject to a substantial risk of forfeiture and such other restrictions as determined by the Committee.

          (ff) “Retirement” means (i) a Termination of Employment on or after reaching age sixty-five or (ii) a Termination of Employment after reaching age sixty that is specifically approved by the Committee, in its discretion, as “Retirement” for purposes of the Plan.

          (gg) “SAR” means a stock appreciation right granted pursuant to Article 7.

          (hh) “Stock Award” means an equity-based award granted pursuant to Article 9.

          (ii) “Subsidiary” means a corporation, partnership, limited liability company, joint venture or other entity in which Cato directly or indirectly controls more than 50% of the voting power or equity or profits interests; provided, that for purposes of Incentive Stock Options, Subsidiary means a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

          (jj) “Ten Percent Stockholder” means a Participant who owns (directly or by attribution within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Cato, any Subsidiary or a parent of Cato.

          (kk) “Termination of Employment” means the termination of a Participant’s employment with the Company as an Employee for any reason other than a change in the capacity in which the Participant renders service to the Company or a transfer between or among Cato and its Subsidiaries. Unless otherwise determined by the Committee, an Employee shall be considered to have incurred a Termination of Employment if his or her employer ceases to be a Subsidiary. All determinations relating to whether a Participant has incurred a Termination of Employment and the effect thereof shall be made by the Committee in its discretion, including whether a leave of absence shall constitute a Termination of Employment, subject to applicable law.

ARTICLE 3. ADMINISTRATION

     3.1 AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and exclusive power to select the individuals to whom Awards may from time to time be granted under the Plan; determine the size and types of Awards; determine the terms, restrictions and conditions of Awards in a manner consistent with the Plan (including, but not limited to, the number of shares of Common Stock subject to an Award, vesting or other exercise conditions applicable to an Award, the duration of an Award, whether an Award is intended to qualify as Performance Compensation and restrictions on transferability of an Award and any shares of Common Stock issued thereunder); determine the impact of a Participant’s leave of absence on outstanding Awards; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan’s administration; delegate administrative responsibilities under the Plan and (subject to the provisions of Article 13) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee, including accelerating the time any Option or SAR may be exercised, waiving restrictions and conditions on Awards and establishing different terms and conditions relating to the effect of a Termination of Employment. The Committee also shall have the absolute discretion to make all other determinations which may be necessary or advisable in the Committee’s opinion for the administration of the Plan.

     3.2 DECISIONS BINDING. All determinations, decisions and interpretations made by the Committee pursuant to the provisions of the Plan and all related resolutions of the Board shall be final,

conclusive and binding on all persons, including the Company, Cato’s stockholders, and Participants and their estates and beneficiaries.

     3.3 INDEMNIFICATION. No member of the Committee shall be liable for any action taken, or decision made, in good faith relating to the Plan or any Award hereunder.

ARTICLE 4. STOCK SUBJECT TO THE PLAN

     4.1 STOCK AVAILABLE UNDER THE PLAN. Subject to adjustments as provided in Section 4.3, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under the Plan is 900,000 shares. Shares of Common Stock issued under the Plan may be shares of original issuance, shares held in the treasury of Cato or shares purchased in the open market or otherwise. Shares of Common Stock covered by Awards which expire or are forfeited or canceled for any reason or which are settled in cash shall be available for further Awards under the Plan.

     4.2 AWARD LIMITS. Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply:

          (a) INDIVIDUAL OPTION AND SAR LIMIT. No Participant shall be granted, during any one calendar year, Options and/or SARs (whether such SARs may be settled in shares of Common Stock, cash or a combination thereof) covering in the aggregate more than 200,000 shares of Common Stock.

          (b) INDIVIDUAL LIMIT ON OTHER AWARDS. With respect to any Awards other than Options and SARs, no Participant shall be granted, during any one calendar year, such Awards (whether such Awards may be settled in shares of Common Stock, cash or a combination thereof) consisting of, covering or relating to in the aggregate more than 200,000 shares of Common Stock.

     4.3 ADJUSTMENTS. In the event of any change in the number of outstanding shares of Common Stock due to a stock split, stock dividend or similar event, corresponding adjustments shall be made to the maximum number of shares of Common Stock which may be issued under the Plan set forth in Section 4.1, in the number and price of shares of Common Stock subject to outstanding Awards granted under the Plan and, to the extent the Committee so determines, in the number of shares of Common Stock subject to the Award limits set forth in Section 4.2. In the event of a change in corporate capitalization due to a reorganization, recapitalization, merger, consolidation or similar transaction affecting the Common Stock, the Committee shall make adjustments to the number and kind of shares which may be issued under the Plan and to outstanding Awards as it determines, in its discretion, to be appropriate. In addition, the Committee, in its discretion, shall make such similar adjustments it deems appropriate and equitable in the event of any corporate transaction to which Section 424(a) of the Code applies or such other event which in the judgment of the Committee necessitates such adjustments. Notwithstanding the foregoing, the number of shares of Common Stock subject to any Award shall always be a whole number and the Committee, in its discretion, shall make such adjustments as are necessary to eliminate fractional shares that may result from any adjustments made pursuant hereto. Except as expressly provided herein, the issuance by Cato of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an outstanding Award. Notwithstanding the foregoing, in no event shall any adjustment be made if such adjustment would cause an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

     Awards under the Plan may be granted to key Employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company as determined by the Committee. In determining the individuals to whom such an Award shall be granted and the terms and conditions of such Award, the Committee may take into account any factors it deems relevant, including the duties of the individual, the Committee’s assessment of the individual’s present and potential contributions to the success of the Company and such other factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. Subject to the Award limits set forth in Section 4.2, a Participant may be granted more than one Award under the Plan.

ARTICLE 6. STOCK OPTIONS

     6.1 STOCK OPTIONS. Subject to the provisions of the Plan, the Committee may grant Options upon the following terms and conditions:

          (a) AWARD AGREEMENT. Each grant of an Option shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Option pertains, whether the Option is an ISO or a NSO, the Option Price, the term of the Option, the conditions upon which the Option shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. ISOs may be granted only to Employees of Cato or a Subsidiary.

          (b) OPTION PRICE. The Option Price per share of Common Stock shall be determined by the Committee, but shall not be less than the Fair Market Value per share of Common Stock on the date of grant of the Option. In the case of an ISO granted to a Ten Percent Stockholder, the Option Price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of grant of the Option. Notwithstanding the foregoing, an Option may be granted with an Option Price per share of Common Stock less than that set forth above if such Option is granted pursuant to an assumption of, or substitution for, another option in a manner satisfying the provisions of Section 424(a) of the Code.

          (c) EXERCISE OF OPTIONS. An Option shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Except as otherwise provided in the Award Agreement, the right to purchase shares of Common Stock under the Option that become exercisable in periodic installments shall be cumulative so that such shares of Common Stock (or any part thereof) may be purchased at any time thereafter until the expiration or termination of the Option.

          (d) OPTION TERM. The term of an Option shall be determined by the Committee, but in no event shall an Option be exercisable more than ten years from the date of its grant or in the case of any ISO granted to a Ten Percent Stockholder, more than five years from the date of its grant.

          (e) TERMINATION OF EMPLOYMENT. Except to the extent an Option remains exercisable as provided below or as otherwise set forth in the Award Agreement, an Option shall immediately terminate upon the Participant’s Termination of Employment with the Company for any reason.

               (i) DEATH, DISABILITY OR RETIREMENT. In the event that a Participant incurs a Termination of Employment as a result of the Participant’s death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Employment, for up to one year from such Termination of Employment, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

               (ii) OTHER TERMINATIONS WITHOUT CAUSE. In the event that a Participant incurs a Termination of Employment for any reason other than Cause or his death, Disability or Retirement, then an outstanding Option granted to the Participant may be exercised by the Participant (or, in the case of the Participant’s death, the person(s) to whom the Participant’s rights to exercise the Option passed by will or the laws of descent and distribution, or the executor or administrator of the Participant’s estate, as applicable), to the same extent the Option was exercisable as of such Termination of Employment, for up to 90 days following such Termination of Employment, but in no event after the expiration of the term of the Option as set forth in the Award Agreement.

          (f) ISO LIMITATION. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 or such other applicable limitation set forth in Section 422 of the Code or any regulations thereunder, such ISOs shall be treated as NSOs. The determination of which ISOs shall be treated as NSOs generally shall be based on the order in which such ISOs were granted and shall be determined by the Committee in accordance with applicable rules and regulations.

          (g) PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to Cato (or its delegate), specifying the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by the aggregate Option Price for the shares of Common Stock. The aggregate Option Price shall be payable to Cato in full in cash or cash equivalent acceptable to Cato, or if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the shares of Common Stock either were purchased on the open market or have been held by the Participant for a period of at least six months (unless such six-month period is waived by the Committee)), a combination of the foregoing, or by any other means which the Company determines to be consistent with the Plan’s purpose and applicable law (including the tendering of Awards having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, as determined by the Committee).

          (h) TRANSFER RESTRICTIONS. Options generally may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and Options generally shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity). Notwithstanding the foregoing, the Committee, in its absolute discretion, may permit a Participant to transfer NSOs, in whole or in part, for no consideration to (i) one or more Family Members; (ii) a trust in which Family Members have more than 50% of the beneficial interest; (iii) a foundation in which Family Members (or the Participant) control the management of assets; or (iv) any other entity in which Family Members (or the Participant) own more than 50% of the voting interests; or may permit a transfer of NSOs under such other circumstances as the Committee shall determine; provided that in all cases, such transfer is permitted under applicable tax laws and Rule 16b-3 of the Exchange Act as in effect from time to time. In all cases, the Committee must be notified in advance in writing of the terms of any proposed transfer to a permitted transferee and such transfers may occur only with the consent of and subject to the rules and conditions imposed by the Committee. The transferred NSOs shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable immediately prior to the transfer (including the provisions of the Plan and Award Agreement relating to the expiration or termination of the NSOs). The NSOs shall be exercisable by the permitted transferee only to the extent and for the periods specified herein and in any applicable Award Agreement.

          (i) NO STOCKHOLDER RIGHTS. No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to the Participant’s Option until the issuance of such shares to the Participant pursuant to the exercise of such Option.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1 GRANTS OF SARS. Subject to the provisions of the Plan, the Committee may grant SARs upon the following terms and conditions:

          (a) AWARD AGREEMENT. Each grant of a SAR shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the SAR pertains, the term of the SAR, the conditions upon which the SAR shall become vested and exercisable, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The Committee may grant SARs in tandem with or independently from Options.

          (b) INITIAL VALUE OF SARS. The Committee shall assign an initial value to each SAR, provided that the initial value may not be less than the aggregate Fair Market Value on the date of grant of the shares of Common Stock to which the SAR pertains.

          (c) EXERCISE OF SARS. A SAR shall be exercisable in whole or in part (including periodic installments) at such time or times, and subject to such restrictions and conditions, as the Committee shall determine. Notwithstanding the foregoing, in the case of a SAR that is granted in tandem with an Option, the SAR may be exercised only with respect to the shares of Common Stock for which its related Option is then exercisable. The exercise of either an Option or a SAR that are granted in tandem shall result in the termination of the other to the extent of the number of shares of Common Stock with respect to which such Option or SAR is exercised.

          (d) TERM OF SARS. The term of a SAR granted independently from an Option shall be determined by the Committee, but in no event shall such a SAR be exercisable more than ten years from the date of its grant. A SAR granted in tandem with an Option shall have the same term as the Option to which it relates.

          (e) TERMINATION OF EMPLOYMENT. In the event that a Participant incurs a Termination of Employment, the Participant’s SARs shall terminate in accordance with the provisions specified in Article 6 with respect to Options.

          (f) PAYMENT OF SAR VALUE. Upon the exercise of a SAR, a Participant shall be entitled to receive (i) the excess of the Fair Market Value on the date of exercise of the shares of Common Stock with respect to which the SAR is being exercised, over (ii) the initial value of the SAR on the date of grant, as determined in accordance with Section 7.1(b) above. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a SAR shall not exceed a designated amount. At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock of equivalent value, or a combination of cash and Common Stock. A fractional share of Common Stock shall not be deliverable upon the exercise of a SAR, but a cash payment shall be made in lieu thereof.

          (g) NONTRANSFERABILITY. Except as otherwise provided by the Committee, SARs granted under the Plan may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner other than by will or the laws of descent and distribution, and SARs shall be exercisable during the Participant’s lifetime only by the Participant (or, to the extent permitted by applicable law, the Participant’s guardian or legal representative in the event of the Participant’s legal incapacity).

          (h) NO STOCKHOLDER RIGHTS. No Participant shall have any rights as a stockholder of Cato with respect to shares of Common Stock subject to a SAR until the issuance of shares (if any) to the Participant pursuant to the exercise of such SAR.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the provisions of the Plan, the Committee may grant Restricted Stock and/or Restricted Stock Units upon the following terms and conditions:

          (a) AWARD AGREEMENT. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares with respect to which the Restricted Stock or Restricted Stock Units are granted, the Restricted Period, the conditions upon or the time at which the Restricted Period shall lapse, whether the Award is intended to be Performance Compensation and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (b) PURCHASE PRICE. The Committee shall determine the purchase price, if any, to be paid for each share of Restricted Stock or each Restricted Stock Unit, subject to such minimum consideration as may be required by applicable law.

          (c) NONTRANSFERABILITY. Except as otherwise set forth in the Award Agreement, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner until the end of the Restricted Period applicable to such shares and the satisfaction of any and all other conditions prescribed by the Committee.

          (d) OTHER RESTRICTIONS. The Committee may impose such conditions and restrictions on the grant, vesting or retention of Restricted Stock and Restricted Stock Units as it determines, including but not limited to restrictions based upon the occurrence of a specific event, continued service for a period of time or other time-based restrictions, or the achievement of financial or other business objectives (including the Performance Goals described in Section 11.2). The Committee may provide that such restrictions may lapse separately or in combination at such time or times and with respect to all shares of Restricted Stock and Restricted Stock Units or in installments or otherwise as the Committee may deem appropriate.

          (e) SETTLEMENT OF RESTRICTED STOCK UNITS. After the expiration of the Restricted Period and all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapsed, the Participant shall be entitled to receive the then Fair Market Value of the shares of

Common Stock with respect to which the Restricted Stock Units were granted. Such amount shall be paid in cash, shares of Common Stock or a combination thereof as determined by the Committee.

          (f) SECTION 83(B) ELECTION. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Company as required under Section 83(b) of the Code.

          (g) TERMINATION OF EMPLOYMENT. Notwithstanding anything herein to the contrary and except as otherwise determined by the Committee, in the event of the Participant’s Termination of Employment prior to the expiration of the Restricted Period, all shares of Restricted Stock and Restricted Stock Units with respect to which the applicable restrictions have not yet lapsed shall be forfeited.

          (h) STOCKHOLDER RIGHTS.

               (i) RESTRICTED STOCK. Except to the extent otherwise provided by the Committee, a Participant that has been granted Restricted Stock shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and the right to receive dividends, if and when declared by the Board of Directors, provided, that the Committee may require that any cash dividends shall be automatically reinvested in additional shares of Restricted Stock.

               (ii) RESTRICTED STOCK UNITS. A Participant shall have no voting or other stockholder rights or ownership interest in shares of Common Stock with respect to which Restricted Stock Units are granted. Notwithstanding the foregoing, if the Board of Directors declares a dividend with respect to the Common Stock, the Committee may, in its discretion, determine that Participants receive dividend equivalents with respect to their Restricted Stock Units. The Committee may determine the form of such dividend equivalents, which may include cash or Restricted Stock Units.

               (iii) ADJUSTMENTS AND DIVIDENDS SUBJECT TO PLAN. With respect to any shares of Restricted Stock or Restricted Stock Units received as a result of adjustments under Section 4.3 hereof and also any shares of Common Stock, Restricted Stock or Restricted Stock Units that result from dividends declared on the Common Stock, the Participant shall have the same rights and privileges, and be subject to the same restrictions, as are set forth in this Article 8 except to the extent the Committee otherwise determines.

          (i) ISSUANCE OF RESTRICTED STOCK. A grant of Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including without limitation, book-entry registration or the issuance of a stock certificate (or certificates) representing the number of shares of Restricted Stock granted to the Participant, containing such legends as the Committee deems appropriate and held in custody by Cato or on its behalf, in which case the grant of Restricted Stock shall be accompanied by appropriate stop-transfer instructions to the transfer agent for the Common Stock, until (1) the expiration or termination of the Restricted Period for such shares of Restricted Stock and the satisfaction of any and all other conditions prescribed by the Committee or (2) the forfeiture of such shares of Restricted Stock. The Committee may require a Participant to deliver to Cato a stock power, endorsed in blank, relating to the shares of Restricted Stock to be held in custody by or for Cato.

ARTICLE 9. STOCK AWARDS

     The Committee may grant other types of Stock Awards that involve the issuance of shares of Common Stock or that are valued by reference to shares of Common Stock, including but not limited to the grant of shares of Common Stock or the right to acquire or purchase shares of Common Stock. Stock

Awards shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. The Award Agreement shall specify the number of shares of Common Stock to which the Stock Award pertains, the form in which the Stock Award shall be paid, whether the grant, vesting or payment with respect to the Stock Award is intended to be Performance Compensation, and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

ARTICLE 10. INCENTIVE BONUS AWARDS

     10.1 INCENTIVE BONUS AWARDS. The Committee may grant an Incentive Bonus Award upon the following terms and conditions:

          (a) GENERAL. The Committee shall establish the parameters for the Incentive Bonus Award, including, as it deems appropriate, target and maximum amounts that may be payable; the Performance Goals and other criteria that must be met and the Performance Period during which such Performance Goals and other criteria will be measured; the formula or basis by which the actual amount of the Incentive Bonus shall be determined; the timing of payment of any Incentive Bonus; whether such amount shall be paid in lump sum or installments; any forfeiture events that may apply; whether the Incentive Bonus Award is intended to be Performance Compensation; and such other terms and conditions that the Committee deems appropriate, and, in the case of an Incentive Bonus Award intended to be Performance Compensation, all of the foregoing shall be subject to Article 11 below and compliance with Section 162(m) of the Code and regulations thereunder.

          (b) COVERED EMPLOYEES. Unless otherwise determined by the Committee, all Incentive Bonuses granted to Covered Employees are intended to qualify as Performance Compensation.

          (c) TIMING AND FORM OF PAYMENT. The Committee shall determine the timing of payment of any Incentive Bonus. Subject to such terms and conditions as the Committee shall determine, the Committee may provide for or permit a Participant to elect the payment of an Incentive Bonus to be deferred. Incentive Bonuses shall be paid in cash to the Participant (or, in the event of the Participant’s death, to the Participant’s estate).

          (d) TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event that the Participant incurs a Termination of Employment prior to the end of an applicable bonus period designated by the Committee due to the Participant’s death, Disability or Retirement, the Participant shall be eligible to receive the prorated amount of the Incentive Bonus (if any) for which the Participant otherwise would have eligible at the end of the Performance Period in the absence of such Termination of Employment. Such prorated amount shall be determined by multiplying the Incentive Bonus the Participant otherwise would have been paid by a fraction, the numerator of which is the number of full months during the Performance Period prior to the Participant’s Termination of Employment and the denominator of which is the number of months in the Performance Period. For this purpose, a partial month shall be counted as a full month only if the Participant’s Termination of Employment occurred on or after the 15th day of such month.

          (e) CONDITIONS ON PAYMENT. Except as otherwise provided in Section 10.1(d) above or as otherwise provided by the Committee, payment of an Incentive Bonus will be made to a Participant only if the Participant has not incurred a Termination of Employment prior to the time of payment. If an Incentive Bonus is intended to be Performance Compensation, the payment of such Incentive Bonus shall also be subject to written certification of the Committee pursuant to Section 11.3 below. In all events, the Committee may, in its discretion, reduce or eliminate the amount payable to any Participant in each case based upon such factors as the Committee may deem relevant.

          (f) MAXIMUM PAYMENT. Notwithstanding anything herein to the contrary, the maximum amount that may paid per calendar year to a Participant pursuant to an Incentive Bonus Award shall be $2,000,000.

ARTICLE 11. PERFORMANCE COMPENSATION

     11.1 PERFORMANCE COMPENSATION. Awards that the Committee intends to be Performance Compensation shall be granted and administered in a manner that will enable such Awards to qualify for the performance-based exemption from the deductibility limitation imposed by Section 162(m) of the Code. Such Performance Compensation shall be subject to the following additional terms and conditions and the provisions of this Article 11 shall control to the extent inconsistent with Articles 8, 9 and 10.

     11.2 PERFORMANCE GOALS. With respect to Performance Compensation, the Committee must establish in writing one or more Performance Goals for the Participant that are objectively determinable (i.e., such that a third party with knowledge of the relevant facts could determine whether the goals have been met). Such Performance Goals must be established in writing by the Committee within 90 days after the beginning of the Performance Period (or, if earlier, by the date on which 25% of the Performance Period has elapsed) or within such other time period prescribed by Section 162(m) of the Code and the regulations thereunder; provided, that achievement of the Performance Goals must be substantially uncertain at the time they are established. The Performance Goals shall be based on one or more of the following, as determined in the sole discretion of the Committee: stock price; earnings per share; net earnings; operating or other earnings; net profits after taxes; revenues; net cash flow; financial return ratios; stockholder return; return on equity; return on investment; return on net assets; debt rating; sales; expense reduction levels; growth in assets, sales, or market share; or strategic business objectives based on meeting specified revenue goals, market penetration goals, customer satisfaction goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures. Performance Goals may be based on the performance of Cato, based on the Participant’s division, business unit or employing Subsidiary, based on the performance of one or more divisions, business units or Subsidiaries, based on the performance of the Company as a whole, or based on any combination of the foregoing. Performance Goals may be either absolute in their terms or relative. Performance Goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Committee also may establish subjective Performance Goals for Participants, provided that subjective Performance Goals may be used only to reduce, and not increase, the Performance Compensation otherwise payable under the Plan.

     11.3 PAYMENT. Prior to the vesting, payment or delivery, as the case may be, of Performance Compensation, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms of the Performance Compensation have been achieved or exceeded for the applicable Performance Period. In no event may the Committee waive achievement of the Performance Goal requirements for a Covered Employee except as provided in Section 11.4 below or as otherwise provided in Article 12 with respect to a Change in Control. The Committee may, in its discretion, reduce or eliminate the Performance Compensation of any Covered Employee based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

     11.4 WAIVER. The Committee may provide with respect to an Award intended to be Performance Compensation that if, prior to the end of the Performance Period, the Participant incurs a Termination of Employment due to his Death or Disability, or certain other circumstances specified by the Committee occur, a Participant shall be eligible to still receive such Performance Compensation in whole or in part, but the Committee may so provide only if such Award will still qualify as Performance Compensation in the absence of the Participant’s death or Disability or such other specified circumstance prior to the end of the Performance Period.

     11.5 CODE SECTION 162(M). The Committee shall have the power to impose such other restrictions on Performance Compensation as it may deem necessary or appropriate to ensure that such Performance Compensation satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

ARTICLE 12. CHANGE IN CONTROL

     12.1 TREATMENT OF OPTIONS AND SARS. Notwithstanding any other provision of the Plan, all outstanding Options and SARs shall become fully vested and exercisable immediately upon a Change in Control. In addition, the Committee may (i) require Participants to surrender their outstanding Options and SARs in exchange for a cash payment from the Company equal to the excess of the Change in Control Price (as defined below) for each share of Common Stock subject to such outstanding Options and SARs over the Option Price or Initial Value (in the case of a SAR); (ii) offer Participants an opportunity to exercise their outstanding Options and SARs and then provide that any or all unexercised Options and SARs shall terminate at such time as the Committee deems appropriate; or (iii) in the event of a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), provide that all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable Options or SARs, as the case may be, by the surviving corporation (or a parent or subsidiary thereof). For purposes of this Section, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock reported on the New York Stock Exchange Composite Index (or other principal securities exchange on which the Common Stock is listed or on Nasdaq, if applicable) during the 60-day period ending on the date of the Change in Control; or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price paid per share of Common Stock in such transaction, provided that to the extent the consideration paid in any such transaction consists of anything other than cash, the fair value of such non-cash consideration shall be determined in the sole discretion of the Board. Notwithstanding the foregoing, in the case of ISOs or SARs that relate to ISOs, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such ISO or SAR is deemed exercised as the result of its surrender (but in no event more than the amount that will enable such ISO to continue to qualify as an ISO).

     12.2 TREATMENT OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND STOCK AWARDS. Notwithstanding any other provision of the Plan, all Restricted Stock, Restricted Stock Units and Stock Awards (other than those that have been designated as Performance Compensation) shall be deemed vested, all restrictions shall be deemed lapsed, all terms and conditions shall be deemed satisfied and the Restricted Period with respect thereto shall be deemed to have ended upon a Change in Control.

     12.3 TREATMENT OF INCENTIVE BONUSES AND PERFORMANCE COMPENSATION. All Incentive Bonuses and Performance Compensation earned but still outstanding as of the date of the Change in Control shall be payable in full immediately upon a Change in Control. Any remaining Incentive Bonuses and Performance Compensation shall be accelerated and immediately vested, paid or delivered, as the case may be, on a pro rata basis upon a Change in Control based upon assumed achievement of all target Performance Goals and the length of time within the Performance Period that has elapsed prior to the Change in Control.

     12.4 LIMITATION ON ACCELERATION. In the event that the acceleration, vesting, payment or delivery of Awards an amount payable, vesting or shares, when added to all other amounts payable to a Participant, would constitute an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, the Compensation Committee may, in its discretion, adjust, reduce or prohibit acceleration of such Awards in any manner it deems appropriate to lessen or avoid the excise tax that otherwise may be payable under Section 4999 of the Code.

ARTICLE 13. AMENDMENT, SUSPENSION AND TERMINATION

     13.1 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may at any time, and from time to time, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment, suspension or termination shall be effective unless approved by Cato’s stockholders (a) to the extent stockholder approval is necessary to satisfy the applicable requirements of the Code (including, but not limited to, Sections 162(m) and 422 thereof), the Exchange Act or Rule 16b-3 thereunder, any New York Stock Exchange, Nasdaq or other securities exchange listing requirements or any other law or regulation; (b) if such amendment is intended to allow the Option Price of outstanding Options to be reduced by repricing or replacing such Options; or (c) to the extent the Board determines, in its discretion, that stockholder approval is desirable even if such stockholder approval is not expressly required by the Plan or applicable law or regulation. Unless sooner terminated by the Board, the Plan shall terminate ten years from the date the Plan is adopted by the Board. No further Awards may be granted after the termination of the Plan, but the Plan shall remain effective with respect to any outstanding Awards previously granted. No amendment, suspension or termination of the Plan shall adversely affect in any material way the rights of a Participant under any outstanding Award without the Participant’s consent.

     13.2 AMENDMENT OF AWARDS. Subject to Section 13.1 above, the Committee may at any time amend the terms of an Award previously granted to a Participant, but no such amendment shall adversely affect in any material way the rights of the Participant without the Participant’s consent except as otherwise provided in the Plan.

ARTICLE 14. WITHHOLDING

     14.1 TAX WITHHOLDING IN GENERAL. The Company shall have the power and the right to deduct or withhold from cash payments or other property to be paid to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising in connection with an Award under this Plan. The Company shall not be required to issue any shares of Common Stock or settle any Awards payable hereunder until such withholding requirements have been satisfied.

     14.2 SHARE WITHHOLDING AND REMITTANCE. With respect to withholding required upon the exercise of Options, or upon any other taxable event arising as a result of Awards granted hereunder which are to be paid in the form of shares of Common Stock, the Company may withhold from an Award, or the Participant may remit, subject to applicable law (including Rule 16b-3 under the Exchange Act), shares of Common Stock having a Fair Market Value on the date the tax is to be determined of no more than the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in accordance with procedures established by the Committee and/or the Company. Notwithstanding the foregoing, the Committee and/or the Company shall have the right to restrict a Participant’s ability to satisfy tax obligations through share withholding as they may deem necessary or appropriate.

ARTICLE 15. GENERAL PROVISIONS

     15.1 FORFEITURE EVENTS. The Committee may provide in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award (including but not limited to gains recognized upon the exercise of an Option or SAR) shall be subject to reduction, forfeiture or recoupment by the Company upon the occurrence of certain events, including but not limited to Termination of Employment for Cause, breach of confidentiality or other restrictive covenants that apply to the Participant, engaging in competition against the Company or other conduct or activity by the Participant that is detrimental to the business or reputation of the Company.

     15.2 RESTRICTIONS ON STOCK OWNERSHIP/LEGENDS. The Committee, in its discretion, may establish guidelines applicable to the ownership of any shares of Common Stock acquired pursuant to the exercise of an Option or SAR or in connection with any other Award under this Plan as it may deem desirable or advisable, including, but not limited to, time-based or other restrictions on transferability regardless of whether or not the Participant is otherwise vested in such Common Stock. All stock certificates representing shares of Common Stock issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable and the Committee may cause any such certificates to have legends affixed thereto to make appropriate references to any applicable restrictions.

     15.3 NO EMPLOYMENT RIGHTS. Nothing in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ or service of the Company nor interfere with or limit in any way the right of the Company to terminate any Participant’s employment by, or performance of services for, the Company at any time for any reason.

     15.4 NO PARTICIPATION RIGHTS. No person shall have the right to be selected to receive an Award under this Plan and there is no requirement for uniformity of treatment among Participants.

     15.5 UNFUNDED PLAN. To the extent that any person acquires a right to receive Common Stock or cash payments under the Plan, such right shall be only contractual in nature unsecured by any assets of the Company. The Company shall not be required to segregate any specific funds, assets or other property with respect to any Awards under this Plan.

     15.6 RESTRICTIONS ON TRANSFERABILITY. Except as otherwise provided herein or in an Award Agreement, no Award or any shares of Common Stock subject to an Award which have not been issued, or as to which any applicable restrictions have not lapsed, may be sold, transferred, pledged, assigned, alienated, hypothecated or disposed of in any manner. Any attempt to transfer an Award or such shares of Common Stock in violation of the Plan or an Award Agreement shall relieve the Company from any obligations to the Participant thereunder.

     15.7 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. With respect to Participants who are subject to Section 16 of the Exchange Act, this Plan is intended to comply with all provisions of Rule 16b-3 or any successor rule under the Exchange Act, unless determined otherwise by the Committee, and the Committee may, in its discretion, impose additional terms and restrictions upon Awards to ensure compliance with the foregoing.

     15.8 APPROVALS AND LISTING. The Company shall not be required to grant, issue or settle any Awards or issue any certificate or certificates for shares of Common Stock under the Plan prior to (a) obtaining any required approval from the stockholders of the Company; (b) obtaining any approval from any governmental agency which Cato shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental body which Cato shall, in its sole discretion, determine to be necessary or advisable. Cato may require that any recipient of an Award make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, Cato shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.

     15.9 COMPLIANCE WITH CODE SECTION 162(M). It is intended that the Plan comply fully with and meet all of the requirements of Section 162(m) of the Code with respect to Options and SARs granted hereunder. At all times when the Committee determines that compliance with the performance-based compensation exception under Section 162(m) of the Code is required or desired, all Performance Compensation granted under this Plan also shall comply with the requirements of Section 162(m) of the Code, and the Plan must be resubmitted to the stockholders of Cato as necessary to enable Performance Compensation to qualify as performance-based compensation thereunder (which rules currently require that the stockholders reapprove the Plan no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan). In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards under the Plan, the Committee may make any adjustments it deems appropriate. The Committee may, in its discretion, determine that it is advisable to grant Awards that shall not qualify as “performance-based compensation” and may grant Awards without satisfying the requirements of Section 162(m) of the Code.

     15.10 OTHER CORPORATE ACTIONS. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company to adopt other compensation or bonus arrangements or the right of Cato to authorize any adjustment, reclassification, reorganization, or other change in its capital or business structure, any merger or consolidation of Cato, the dissolution or liquidation of Cato, or any sale or transfer of all or any part of its business or assets.

     15.11 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine, and the plural shall include the singular and the singular shall include the plural.

     15.12 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Plan or an Award hereunder shall not affect the other provisions thereof, and the Committee may elect in its discretion to construe such invalid or unenforceable provision in a manner which conforms to applicable law or as if such provision was omitted.

     15.13 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of North Carolina (excluding the principles of conflict of law thereof).